Exhibit (d)(2)

                                     FORM OF

                               ADVISORY AGREEMENT

                   ALLIANCEBERNSTEIN FIXED-INCOME SHARES, INC.

                           1345 Avenue of the Americas

                            New York, New York 10105

                                                               [_________], 2006

ALLIANCEBERNSTEIN L.P.
1345 Avenue of the Americas
New York, New York 10105

Dear Sirs:

      AllianceBernstein Fixed-Income Shares, Inc. (the "Fund"), on behalf of each of its series listed on Schedule I hereto (each, a "Portfolio"), herewith confirms our agreement with you (the "Agreement") as follows:

      1. We are an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act"). Our Directors are authorized to reclassify and issue any unissued shares into any number of classes or series each having its own investment objective, policies and restrictions, all as more fully described in the Prospectus and the Statement of Additional Information constituting parts of our Registration Statement on Form N-1A filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the Act (the "Registration Statement"). We propose to engage in the business of investing and reinvesting the assets of each Portfolio in securities (the "portfolio assets") of the type and in accordance with the limitations specified in our Articles of Incorporation ("Articles of Incorporation"), Bylaws and Registration Statement, and any representations made in our Prospectus and Statement of Additional Information, all in such manner and to such extent as may from time to time be authorized by our Directors. We enclose copies of the documents listed above and will from time to time furnish you with any amendments thereof.

      2. (a) We hereby employ you to manage the investment and reinvestment of portfolio assets in each of our Portfolios as above specified and, without limiting the generality of the foregoing, to provide the management and other services specified below.

      (b) You will make decisions with respect to all purchases and sales of the portfolio assets. To carry out such decisions, you are hereby authorized, as our agent and attorney-in-fact, for our account and at our risk and in our name, to place orders for the investment and reinvestment of the portfolio assets. In all purchases, sales and other transactions in each of our Portfolios, you are authorized to exercise full discretion and act for us in the same manner and with the same force and effect as we might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

      (c) You will report to our Directors at each meeting thereof all changes in the portfolio assets since the prior report and will also keep us in touch with important developments affecting any Portfolio and on your own initiative will furnish us from time to time with such information as you may believe appropriate for this purpose, whether concerning the individual issuers whose securities are included in the portfolio assets, the industries in which they engage, or the conditions prevailing in the economy generally. You will also furnish us with such statistical and analytical information with respect to the portfolio assets as you may believe appropriate or as we reasonably may request. In making purchases and sales of portfolio assets, you will bear in mind the policies set from time to time by our Directors as well as the limitations imposed by our Articles of Incorporation and in our Registration Statement, the limitations in the Act and of the Internal Revenue Code, as amended, in respect of regulated investment companies and the investment objectives, policies and practices, including restrictions, applicable to each of our Portfolios.

      (d) It is understood that you will from time to time employ or associate with yourselves such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder, the cost of performance of such duties to be borne and paid by you. No obligation may be incurred on our behalf in any such respect. During the continuance of this Agreement and at our request, you will provide to us persons satisfactory to our Directors to serve as our officers. You or your affiliates will also provide persons, who may be our officers, to render such clerical, accounting and other services to us as we may from time to time reasonably request of you. Such personnel may be employees of you or your affiliates. We will pay to you or your affiliates the cost of such personnel for rendering such services to us, provided that all time devoted to the investment or reinvestment of the portfolio assets shall be for your account. Nothing contained herein shall be construed to restrict our right to hire our own employees or to contract for services to be performed by third parties. Furthermore, you or your affiliates (other than us) shall furnish us without charge with such management supervision and assistance and such office facilities as you may believe appropriate or as we may reasonably request subject to the requirements of any regulatory authority to which you may be subject. You or your affiliates shall also be responsible for the payment of any expenses incurred in promoting the sale of our shares (other than the costs of printing our prospectuses and reports to current shareholders and fees related to registration with the Commission and with state regulatory authorities).

      3. We hereby confirm that we shall be responsible and hereby assume the obligation for payment of all of our other expenses, including: (a) custody, transfer and dividend disbursing expenses; (b) fees of directors who are not your affiliated persons; (c) legal and auditing expenses; (d) clerical, accounting and other office costs; (e) costs of printing our prospectuses and shareholder reports for current shareholders; (f) the cost of personnel providing services to us, as provided in subparagraph (d) of paragraph 2 above;
(g) cost of maintenance of our corporate existence; (h) interest charges, taxes, brokerage fees and commissions; (i) costs of stationery and supplies; and (j) expenses and fees related to registration and filing with the Commission and with state regulatory authorities.

      4. We shall expect of you, and you will give us the benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that you shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, you against any liability to us or to our security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

      5. You shall receive no compensation from us for your services hereunder. We understand and agree, however, that you and your affiliates expect to receive compensation from your other institutional clients, who may become shareholders of a Portfolio. You acknowledge that you and your affiliates will receive fees from such other institutional clients in connection with your provision of services hereunder.

      6. This Agreement shall become effective on the date hereof and shall remain in effect until [__________], 2008 and continue in effect thereafter with respect to a Portfolio only so long as its continuance with respect to that Portfolio is specifically approved at least annually by our Directors or by a vote of a majority of the outstanding voting securities (as defined in the Act) of such Portfolio, and, in either case, by a vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of our Directors who are not parties to this Agreement or interested persons, as defined in the Act, of any party to this Agreement (other than as our Directors), and provided further, however, that if the continuation of this Agreement is not approved as to a Portfolio, you may continue to render to such Portfolio the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder. Upon the effectiveness of this Agreement, it shall supersede all previous agreements between us covering the subject matter hereof. This Agreement may be terminated with respect to any Portfolio at any time, without the payment of any penalty, by vote of a majority of the outstanding voting securities (as defined in the Act) of such Portfolio, or by a vote of our Directors on 60 days' written notice to you, or by you with respect to any Portfolio on 60 days' written notice to us.

      7. This Agreement shall not be amended as to any Portfolio unless such amendment is approved by vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of our Directors who are not parties to this Agreement or interested persons, as defined in the Act, of any party to this Agreement (other than as our Directors), and, if required by law, by vote of a majority of the outstanding voting securities (as defined in the Act) of such Portfolio. Shareholders of a Portfolio not affected by any such amendment shall have no right to participate in any such vote.

      8. As to any particular Portfolio, this Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by you and, as to such Portfolio, this Agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge by you. The terms "transfer", "assignment" and "sale" as used in this paragraph shall have the meaning ascribed thereto by the Act and any regulations or interpretations of the Commission thereunder.

      9. (a) Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your employees, or any of the officers or directors of AllianceBernstein Corporation, your general partner, who may also be a Director, officer or employee of ours, or persons otherwise affiliated with us (within the meaning of the Act), to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other trust, corporation, firm, individual or association.

      (b) You will notify us of any change in the general partners of your partnership within a reasonable time after such change.

      10. If you cease to act as our investment adviser, or, in any event, if you so request in writing, we agree to take all necessary action to change our name to a name not including the terms "Alliance" or "Bernstein." You may from time to time make available without charge to us for our use such marks or symbols owned by you, including marks or symbols containing the term "Alliance" or "Bernstein" or any variation thereof, as you may consider appropriate. Any such marks or symbols so made available will remain your property and you shall have the right, upon notice in writing, to require us to cease the use of such mark or symbol at any time.

      11. This Agreement shall be construed in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the Act.

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      If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

                                        Very truly yours,

                                        ALLIANCEBERNSTEIN FIXED-INCOME
                                        SHARES, INC.


                                        By: ______________________________
                                        Name:
                                        Title:

Agreed to and accepted
as of the date first set forth above.

ALLIANCEBERNSTEIN L.P.

By: ALLIANCEBERNSTEIN
    CORPORATION, its general partner


By: ___________________________
Name:  [Marc O. Mayer]
Title: [President]
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                                                                      SCHEDULE I

                                   Portfolios

Government STIF Portfolio

Prime STIF Portfolio

SK 00250 0132 632367 v6